UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2013 (December 19, 2013)

Endo Health Solutions Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Atwater Drive

Malvern, Pennsylvania 19355

(Address of principal executive offices, including zip code)

(484) 216-0000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Endo Finance Co. (the “Issuer”), a wholly-owned subsidiary of Endo Health Solutions Inc. (“Endo”), entered into an indenture, dated as of December 19, 2013 (the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which governs the terms of the Issuer’s $700,000,000 aggregate principal amount of 5.75% Senior Notes due 2022 (the “Notes”). The Notes were issued on December 19, 2013. Upon issuance of the Notes, 100% of the gross proceeds (the “Escrowed Funds”) were deposited with an escrow agent to be held until (i) consummation of the Transactions (as defined below) or (ii) the earlier of the Expiration Date (as defined below) or the date that Endo has determined to terminate or abandon the Transactions, in each case as discussed in greater detail below. The period during which the Escrowed Funds are held in escrow is referred to herein as the “Escrow Period.”

The Notes are being offered by the Issuer in connection with the transactions (the “Transactions”) contemplated by the Arrangement Agreement, dated as of November 5, 2013, among Endo, Sportwell Limited (subsequently renamed Endo International Limited) (“New Endo”), Sportwell II Limited (subsequently renamed Endo Limited) (“Endo Limited”), ULU Acquisition Corp. (subsequently renamed Endo U.S. Inc.), RDS Merger Sub, LLC, 8312214 Canada Inc. and Paladin Labs Inc. (“Paladin”). If the Transactions are consummated, (i) Endo and Paladin will become wholly-owned subsidiaries of New Endo; (ii) the Issuer will merge with and into an indirect wholly-owned subsidiary of New Endo (“New Endo Finance”), with New Endo Finance surviving and assuming all of the Issuer’s obligations under the Notes; (iii) an indirect wholly-owned subsidiary of New Endo (the “Co-Obligor”) will become a co-obligor of the Notes; (iv) the Escrowed Funds will be released from escrow simultaneously with the consummation of the Transactions; and (v) the net proceeds will be used, together with borrowings under the term loan portion of New Endo’s new senior secured credit facility, to refinance certain existing indebtedness of Endo, to pay related fees and expenses and for general corporate purposes, which may include strategic acquisitions.

If the Transactions are not consummated, upon the earlier of July 1, 2014 (the “Expiration Date”) or the date that Endo has determined to terminate or abandon the Transactions, (i) the Issuer will merge with and into Endo, with Endo surviving and assuming all of the Issuer’s obligations under the Notes; (ii) the Escrowed Funds will be released; and (iii) the net proceeds will be used for general corporate purposes, which may include strategic acquisitions.

After the Escrow Period, the “Issuer” refers to New Endo Finance, together with the Co-Obligor, if the Transactions are consummated, and Endo, if the Transactions are not consummated.

Upon release of the Escrowed Funds from escrow, the Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by: (i) if the Transactions are consummated, certain of New Endo Finance’s parent companies and all of New Endo’s direct and indirect subsidiaries that will be borrowers under or that will guarantee New Endo’s new senior secured credit facility and certain other senior indebtedness (other than New Endo Finance and the Co-Obligor) (the “Merger Guarantors”), or (ii) if the Transactions are not consummated, all of Endo’s direct and indirect subsidiaries that are borrowers under or that guarantee Endo’s existing senior secured credit facility and certain other senior indebtedness (the “Non-Merger Guarantors”). At such time, the Issuer, the Trustee and the Merger Guarantors or the Non-Merger Guarantors, as the case may be, will execute a supplemental indenture to the Indenture pursuant to which the Issuer will assume the obligations of the Notes and the Merger Guarantors or the Non-Merger Guarantors, as the case may be, will guarantee such obligations.

After the Escrow Period, the Notes and the guarantees will be senior obligations of New Endo Finance and the Co-Obligor or Endo, as the case may be, and the Merger Guarantors or the Non-Merger Guarantors, as the case may be, and will rank equally in right of payment with existing and future senior indebtedness of such entities, will rank senior to all existing and future indebtedness of such entities that is, by its terms, expressly subordinated in right of payment to the Notes or the guarantees, as the case may be, and will be effectively subordinated to all existing and future secured indebtedness of such entities to the extent of the value of the assets securing such indebtedness. After the Escrow Period, the Notes and the guarantees will be structurally subordinated to all existing and future indebtedness and other liabilities of any subsidiaries of New Endo or Endo, as the case may be, that do not guarantee the Notes.

The Notes bear interest at a rate of 5.75% per annum, accruing from December 19, 2013. Interest on the Notes is payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2014. The Notes will mature on January 15, 2022, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

The Issuer may redeem some or all of the Notes at any time prior to January 15, 2017, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and a make-whole premium set forth in the Indenture. On or after January 15, 2017, the Issuer may redeem some or all of the Notes at any time at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, prior to January 15, 2017, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes at the redemption price set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with the net cash proceeds of certain equity offerings. Upon certain change of control events, the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. If the Transactions are consummated, in the event of certain developments affecting taxation or certain other circumstances, the Issuer may also redeem the Notes in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date and certain additional amounts that may be applicable as set forth in the Indenture.

The Indenture, among other things, restricts the ability of Endo Limited (a direct subsidiary of New Endo that will be the indirect holding company for Endo and Paladin following the transactions) and its restricted subsidiaries, if the Transactions are consummated, or of Endo and its restricted subsidiaries, if the Transactions are not consummated, to incur certain additional indebtedness and issue preferred stock; make certain dividend payments, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to New Endo or Endo, as applicable; create certain liens; merge, consolidate or sell substantially all of New Endo’s or Endo’s assets, as applicable; and enter into certain transactions with affiliates. These covenants are subject to important exceptions and qualifications, including the fall away of certain enumerated covenants upon the Notes receiving an investment grade credit rating.

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the Notes, copies of which are filed with this Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Notes is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated December 19, 2013, between Endo Finance Co. and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.75% Senior Notes due 2022 (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS INC.

By:	/s/ Caroline Manogue

Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: December 19, 2013

EXHIBIT LIST

Exhibit No.	Description

4.1	Indenture, dated December 19, 2013, between Endo Finance Co. and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.75% Senior Notes due 2022 (included in Exhibit 4.1).